Exhibit 10.7

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

AMENDMENT NO. 2 TO
TRANSITION SERVICES AGREEMENT

This Amendment No. 2 dated December 19, 2022 (the “Amendment”) by and among Anteris Technologies Ltd, a public limited company organized under the laws of Australia with an address at Toowong Tower Level 3, 9 Sherwood Rd, Toowong QLD 4066 Australia (the “Parent”), Admedus Regen Pty Ltd, a proprietary limited company organized under the laws of Australia with an address at Toowong Tower Level 3, 9 Sherwood Rd, Toowong QLD 4066 Australia (“ARPL”), and Admedus Biomanufacturing Pty Ltd, a proprietary limited company with an address at Toowong Tower Level 3, 9 Sherwood Rd, Toowong QLD 4066 Australia (“ABPL”) (Parent, ARPL, and ABPL collectively “Anteris”) and LeMaitre Vascular, Inc., having a principal place of business at 63 Second Avenue, Burlington, Massachusetts 01803 (“LeMaitre”) amends that certain Transition Services Agreement (the “Agreement”), dated October 11, 2019, by and among Anteris and LeMaitre, as previously amended. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

Whereas, ARPL will acquire all of the assets and liabilities of ABPL on or about January 1, 2023 (“Effective Date”); and

Whereas, effective on the Effective Date, ARPL will change its name to Anteris Aus Operations Pty Ltd (“AAOPL”);

In consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Anteris and LeMaitre hereby agree as follows:

1.	Amendment of Defined Terms.

a.	As of the Effective Date, all references to “Admedus” in the Agreement shall be replaced with “Anteris”.

b.	As of the Effective Date, any and all references to “ABPL” or “ARPL” in the Agreement shall be replaced with “AAOPL”.

2.	Amendment of Section 2(a). The Parties agree that Section 2(a) of the Agreement is hereby replaced in its entirety by the following:

“2(a) Product. Subject to the terms and conditions of this Agreement, Admedus shall exclusively supply LeMaitre with Products for the Term (as defined herein). The Products shall be sterilized, packaged, and labeled (as specified further herein) and have at least [***] shelf life as of the date of receipt by LeMaitre of Products. The Product pricing for all Products provided hereunder is set forth in Exhibit A (“Product Price”) and shall increase by [***] on each anniversary of this Agreement during the Term; provided, however, that (i) there shall be no price increase applicable to the period between October 11, 2022 and July 11, 2023 (the “First Extension Period”) and (ii) for the period between July 11, 2023 and January 11, 2024 (the “Second Extension Period”), the pricing shall increase by [***] from the pricing last in effect during the First Extension Period. For purposes of establishing pricing applicable to orders placed during the First Extension Period, pricing in effect on October 10, 2022 shall be converted to Australian dollars using the average closing exchange rate for USD to AUD for the six month period ending October 10, 2022 as reported by the Wall Street Journal (https://www.wsj.com/market-data/quotes/fx/AUDUSD).”

3.	Addition of Section 3(g). The Parties agree that a new Section 3(g) shall be added to the Agreement as follows:

“3(g) CE Certificates Issued under New Name. Effective as from January 1, 2023, Admedus Regen Pty Ltd has changed, or will change, its name (the “Name Change”) to Anteris Aus Operations Pty Ltd (“AAOPL”). Admedus’s CE mark certificates numbers 587822 and 587829 for the Products were issued in the name of Admedus Regen Pty Ltd. In connection with the Name Change, Admedus is requesting revised CE mark certificates under the EU Medical Devices Directive for the Products referencing the Name Change from BSI Group, the issuer of such certificates. Promptly following receipt of such revised certificates, Admedus will use reasonable efforts to obtain from BSI Group written authorization (the “BSI Authorization”) for Admedus to continue to ship to LeMaitre and place on the EU market Product under the name of Admedus Regen Pty Ltd until the later of (i) October 31, 2023 or (ii) six months from the date of receipt of the revised certificates, but in no event shall the BSI Authorization extend beyond the Term. Admedus shall provide a copy of the BSI Authorization to LeMaitre immediately following its receipt. Nothing in this Section 3(g) affects either Party’s other obligations regarding the CE mark certificates under Section 3(b), as amended, or Section 3(f), as amended.”

4.	Addition of Section 3(h). The Parties agree that a new Section 3(h) shall be added to the Agreement as follows:

“3(h) Possible MDD CE Certificate Extensions. Admedus agrees to cooperate to a reasonable extent with LeMaitre in the pursuit of extensions or derogation (as contemplated under MDCG Guidance 2022-18 dated December 9, 2022 or as otherwise proposed by the European Commission with respect to the transition from MDD to MDR) of the MDD CE mark certificates for the Products for the remainder of the Term to the extent permitted under relevant EU law, regulations or guidance. LeMaitre shall reimburse Admedus for time its employees and contractors spend towards fulfilling its obligations under this Section 3(h) and all costs associated with the pursuit of any such extensions under the same terms provided under Section 6(a)(ii), as amended, with respect to other Maintained Approvals. Nothing in this Section 3(h) affects either Party’s other obligations regarding the CE mark certificates under Section 3(b), as amended, or Section 3(f), as amended.”

5.	Amendment of Section 4(a). Anteris and LeMaitre agree that Section 4(a) of the Agreement is hereby replaced in its entirety by the following:

“4(a) Terms and Conditions. LeMaitre’s purchase orders for Products shall be governed by the terms of this Agreement. No conflicting terms or conditions of any LeMaitre purchase order, payment remittance, policies or similar documentation shall apply. All orders must be in English and monetary amounts stated in U.S. dollars with payment made in U.S. dollars, except with respect to orders placed during the First Extension Period and the Second Extension Period (collectively, the “Extension Period”), which shall be placed and paid to Admedus in Australian dollars.”

6.	Amendment of Section 8(a). Anteris and LeMaitre agree that Section 8(a) of the Agreement is hereby replaced in its entirety by the following:

“8(a) Term of Agreement. Unless extended by mutual written agreement or earlier terminated in accordance with this Agreement, the term (“Term”) of this Agreement ends on January 11, 2024.”

7.	Miscellaneous.

a.	This Amendment will become effective on the date first written above.

b.	Each Party signatory hereto represents that: (i) it has the legal power and authority to execute and deliver this Amendment; (ii) the officer executing this Amendment on behalf of such Party has been duly authorized to execute and deliver the same and bind such Party with respect to the provisions hereof; and (iii) the execution and delivery hereof by such Party and the performance and observance by such Party of the provisions hereof do not violate or conflict with the organizational documents of such Party or any law applicable to such Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Party.

c.	Except as herein otherwise specifically provided, all provisions of the Agreement shall remain in full force and effect and be unaffected hereby.

d.	This Amendment, together with the Agreement, Amendment No. 1 to the Agreement, the APA, any amendments to the APA, and the other Closing Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

e.	This Amendment may be executed in any number of counterparts, by different Parties hereto in separate counterparts and by electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized respective officers, all as of the date first written above.

LEMAITRE VASCULAR, INC.

By:	/s/ David B. Roberts
Name:	David B. Roberts
Title:	President

ADMEDUS REGEN PTY LTD

By:	/s/ Wayne Paterson
Name:	Wayne Paterson
Title:	Chief Executive Officer

ADMEDUS BIOMANUFACTURING PTY LTD

By:	/s/ Wayne Paterson
Name:	Wayne Paterson
Title:	Chief Executive Officer

ANTERIS TECHNOLOGIES LTD

By:	/s/ Wayne Paterson
Name:	Wayne Paterson
Title:	Chief Executive Officer